Exhibit 23.01

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of Steven Madden, Ltd. on Form S-8 (333-117667), Form S-8 (333-117666), Form S-8
(333-106746), Form S-8 (333-98067), Form S-8 (333-68712), Form S-8 (333-40924),
Form S-3 (333-91127), Form S-8 (333-86903), Form S-8 (333-59995), Form S-3/A
(333-59295), Form S-3/A (333-46441), Form S-8 (333-39335), Form S-8 (333-16381)
and Form S-8 (333-05773), of our report dated February 28, 2005 on our audit of the consolidated financial statements of Steven Madden, Ltd. and subsidiaries included in its 2004 Annual Report on Form 10-K.

We also consent to the reference to our firm in the Registration Statements on Form S-3 under the caption experts.





Eisner LLP

New York, New York
March 11, 2005